UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2011
ASTROTECH CORPORATION
(Exact name of registrant as specified in its charter)

Washington	001-34426	91-1273737

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Congress Ave., Suite 1650, Austin, Texas	78701

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(512) 485-9530
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders
     On April 20, 2011, Astrotech Corporation (the “Company”) convened its annual meeting of shareholders pursuant to notice duly given at the Company’s headquarters located in Austin, Texas. The matters voted upon at the meeting and the results of such voting are set forth below:
1. To elect six directors to the Board of Directors of the Company to serve for the respective terms prescribed by the Company’s bylaws. All director nominees were duly elected.

	FOR	WITHHELD	BROKER
			NON-VOTES
Thomas B. Pickens III	8,892,600	1,668,053	5,641,031
Mark E. Adams	8,849,648	1,711,005	5,641,031
John A. Oliva	8,922,421	1,638,232	5,641,031
William F. Readdy	9,928,854	1,631,799	5,641,031
Sha-Chelle Manning	8,919,256	1,641,397	5,641,031
Daniel T. Russler, Jr.	9,029,591	1,531,062	5,641,031
2. To ratify the appointment of Ernst & Young, LLP as independent registered public accounting firm for the Company’s fiscal year ending June 30, 2011. This proposal was approved.

FOR	AGAINST	ABSTAIN

14,906,658	66,373	1,228,653
3. To approve the Astrotech Corporation 2011 Stock Incentive Plan. This proposal was approved.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

6,157,701	3,162,278	1,240,673	5,641,032

4. To approve the Company’s reincorporation from Washington state to Delaware. This proposal was approved.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

13,464,863	1,453,313	1,287,005	14,503
Although the Company obtained approval from the holders of the required number of shares to approve the reincorporation, the holders of certain shares have asserted dissenter’s rights under Washington law. If the reincorporation is effected, the Company may be required to pay these dissenting shareholders the fair value of their shares. In light of this, the Board of Directors of the Company has determined that, unless the assertion of dissenter’s rights is withdrawn, the reincorporation should not be effected at this time.
A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits

99.1	Press release, dated April 26, 2011, issued by Astrotech Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTROTECH CORPORATION.
	By:	/s/ Thomas B. Pickens III
Date: April 26, 2011		Name:	Thomas B. Pickens III
		Title:	Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press release, dated April 26, 2011, issued by Astrotech Corporation.